Explanatory Note

Fundrise Growth eREIT 2019, LLC (the “ Company”) has prepared this Form 1-A/A solely for the purpose of filing the Opinion and Consent of Goodwin Procter LLP as Exhibits 11.1 and 12.1 set forth below.

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description
2.1*	Certificate of Formation (incorporated by reference to the copy thereof submitted as Exhibit 2.1 to the Company’s Form DOS filed on March 7, 2019)
2.2*	Form of Amended and Restated Operating Agreement (incorporated by reference to the copy thereof submitted as Exhibit 2.2 to the Company’s Form 1-A/A filed on May 10, 2019)
4.1*	Form of Subscription Package (included in this offering circular as Appendix A and incorporated herein by reference)
6.1*	Form of License Agreement between Fundrise Income eREIT 2019, LLC and Fundrise, LLC (incorporated by reference to the copy thereof submitted as Exhibit 6.1 to the Company’s Form DOS filed on March 7, 2019)
6.2*	Form of Fee Waiver Support Agreement between Fundrise Income eREIT 2019, LLC and Fundrise Advisors, LLC (incorporated by reference to Exhibit 6.2 of the Company's Form DOS submitted to the SEC on March 7, 2019)
6.3*	Form of Shared Services Agreement between Fundrise Advisors, LLC and Rise Companies Corp. (incorporated by reference to Exhibit 6.3 of the Company's Form DOS submitted to the SEC on March 7, 2019)
6.4*	Form of Agreement of Merger and Plan of Reorganization between Fundrise Growth eREIT 2019, LLC and Fundrise Growth eREIT V, LLC
11.1**	Consent of Goodwin Procter LLP (included in Exhibit 12.1)
11.2*	Consent of RSM
12.1**	Opinion of Goodwin Procter LLP as to the legality of the securities being qualified

*	Previously filed

**	Filed herewith

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on July 21, 2021.

Fundrise Growth eREIT VII, LLC
By:	Fundrise Advisors, LLC, its manager

By:	/s/ Benjamin S. Miller
	Name:	Benjamin S. Miller
	Title:	Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Benjamin S. Miller	Chief Executive Officer of	July 21, 2021
Benjamin S. Miller	Fundrise Advisors, LLC (Principal Executive Officer)

/s/ Alison A. Staloch	Chief Financial Officer of	July 21, 2021
Alison A. Staloch	Fundrise Advisors, LLC
(Principal Financial Officer and Principal Accounting Officer)